INVESTMENT ADVISORY AGREEMENT

          INVESTMENT ADVISORY AGREEMENT (the "Agreement") made as of this 11th day of May, 2012 by and between THE ADVISORS' INNER CIRCLE FUND (the "Trust"), a Massachusetts voluntary association (commonly known as a business trust) registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and Citigroup First Investment Management Americas LLC (the "Adviser"), a Delaware limited liability company with its principal place of business at 388 Greenwich Street, New York, New York 10013.

                              W I T N E S S E T H

          WHEREAS, the Board of Trustees (the "Board") of the Trust has selected the Adviser to act as investment adviser to the Trust on behalf of the series set forth on Schedule A to this Agreement (the "Fund"), as such Schedule may be amended from time to time upon mutual agreement of the parties, and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Adviser do hereby agree as follows:

1. THE ADVISER'S SERVICES.

         (a) DISCRETIONARY INVESTMENT MANAGEMENT SERVICES. The Adviser shall act as investment adviser with respect to the Fund. In such capacity, the Adviser shall, subject to the supervision of the Board, regularly provide the Fund with investment advice and supervision and shall furnish continuously an investment program for the Fund, consistent with the investment objectives and policies of the Fund and with the goal (the "Fund Goal") that the Fund's performance results, before fees and expenses, will approximate the performance of the Citi Market Pilot [20xx] Total Return Index (the "Index"), a new, proprietary index sponsored and maintained by Citigroup Global Markets Limited (the "Index Sponsor"), or such other benchmark as may be agreed by the Board and the Adviser. The Adviser shall determine, from time to time, what securities shall be purchased for the Fund, what securities shall be held or sold by the Fund and what portion of the Fund's assets shall be held uninvested in cash, subject always to the provisions of the Trust's Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-1A (the "Registration Statement") under the 1940 Act, and under the Securities Act of 1933, as amended (the "1933 Act"), covering Fund shares, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies, and restrictions of the Fund and the Fund Goal, as each of the same shall be from time to time in effect. To carry out such obligations, the Adviser shall exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. No reference in this Agreement to the Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Board, in its sole discretion, to establish or revise policies in connection with the management of the Fund's assets or to otherwise exercise its right to control the overall management of the Fund, provided that, (x) no change in the Fund's policies shall be effective until the Adviser has been advised on such change and has had a reasonable time to act upon it and (y) until the termination of this Agreement, the Board shall not, without the prior written consent of the Adviser, (i) make any change in the Fund Goal or (ii) exercise any right to control the overall management of the Fund in a manner that could reasonably be expected to be inconsistent with this Agreement, to increase the Adviser's obligations hereunder or to have an adverse effect on the Adviser's ability to perform its services hereunder. The Adviser shall in no event be obligated to provide any services to the Fund to the extent that such services, in the sole discretion of the Adviser, may not comply with, or could cause the Adviser or any of its affiliates to violate, any law, regulation, order or decree applicable to any of them.

          (b) COMPLIANCE. The Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, and any federal and state laws, rules and regulations of government authorities having jurisdiction with respect to the services to be performed by the Adviser hereunder. The Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and procedures approved by the Board and the Adviser. In selecting the Fund's portfolio securities and performing the Adviser's obligations hereunder, the Adviser shall make reasonable efforts to cause the Fund to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the foregoing. No supervisory activity undertaken by the Board shall limit the Adviser's full responsibility for any of the foregoing.

          (c) PROXY VOTING. The Board has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Board has initially determined to delegate the authority and responsibility to vote proxies for the Fund's securities to the Adviser. So long as proxy voting authority for the Fund has been delegated to the Adviser, the Adviser shall exercise its proxy voting responsibilities. The Adviser shall carry out such responsibility in accordance with any instructions that the Board shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Trust. The Adviser shall provide periodic reports and keep records relating to proxy voting as the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Adviser may be revoked or modified by the Board at any time.

The Adviser is authorized to instruct the Fund's custodian and/or broker(s) to forward promptly to the Adviser or designate service provider copies of all proxies and shareholder communications relating to securities held in the portfolio of a Fund (other than materials relating to legal proceedings against the Fund).
The Adviser may also instruct the Fund's custodian and/or broker(s) to provide reports of holdings in the portfolio of the Fund. The Adviser has the authority to engage a service provided to assist with administrative functions related to voting Fund proxies. The Trust shall direct the Fund's custodian and/or broker(s) to provide any assistance requested by the Adviser in facilitating the use of a service provider. In no event shall the Adviser have any responsibility to vote proxies that are not received on a timely basis.
The Trust acknowledges that the Adviser, consistent with the Adviser's written proxy voting policies and procedures, may refrain from voting a proxy if, in the Adviser's discretion, refraining from voting would be in the best interests of the Fund and its shareholders.

          (d) RECORDKEEPING. The Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Adviser to supply to the Trust or its Board the information required to be supplied under this Agreement.

          The Adviser shall maintain the books and records required by Rule 31a-1(f) under the 1940 Act (other than those records being maintained by any administrator, custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2(e) under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available for inspection (and making copies thereof and taking extracts therefrom) by the Board's designated representatives at any time upon reasonable notice.

          (e) HOLDINGS INFORMATION AND PRICING. The Adviser may, on its own initiative, furnish the Trust and its Board from time to time with whatever information the Adviser believes is appropriate for this purpose. The Adviser agrees to provide upon request any pricing information of which the Adviser is aware to the Trust, its Board and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Trust's valuation procedures for the purpose of calculating the Fund net asset value in accordance with procedures and methods established by the Board. Notwithstanding the foregoing, the Trust's Administrator shall have sole responsibility for valuing the assets of the Fund and the Adviser shall have no liability for any determination of the value of the assets of the Fund, provided that nothing herein shall excuse the Adviser for liability to which it would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence.

          (f) COOPERATION WITH AGENTS OF THE TRUST. The Adviser agrees to cooperate with and provide reasonable assistance to the Trust, any Trust custodian or foreign sub-custodians, any Trust pricing agents and all other agents and representatives of the Trust with respect to such information regarding the Fund as such entities may reasonably request from time to time in the performance of their obligations, and make reasonable efforts to provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

          (g) ACTIVITIES OF THE ADVISER. The services of the Adviser rendered to the Trust are not exclusive. The Adviser and/or its affiliates may now and in the future manage other accounts, including accounts with investment objectives overlapping with those contemplated herein ("OVERLAPPING ACCOUNTS"). The Adviser and/or its affiliates shall not be restricted from forming Overlapping Accounts, entering into other investment management or advisory relationships, exercising investment responsibility, engaging in other activities or directly or indirectly purchasing, selling, holding or otherwise dealing with any securities for the account of any such other business or for other clients, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Investment Manager; PROVIDED that it treats the Fund fairly and allocates opportunities consistent with its fiduciary obligations to the Fund and such Overlapping Accounts. The preceding sentence shall not be interpreted to preclude the Adviser from (i) charging other fees which differ from the fees to be paid to the Adviser hereunder, (ii) investing or reinvesting other accounts in accordance with strategies that are different from the strategies used for the Fund or (iii) acquiring different Investments for Overlapping Accounts that seek to approximate the performance of the Index or a similar index strategy. The Trust acknowledges and agrees that the Adviser makes no representations, warranties or guarantees that investment results will be the same for all clients or accounts managed by the Adviser or that the investment results of the Fund will be the same as, or better than, the investment results of other accounts that are managed by the Adviser. The Trust further acknowledges and consents to the matters described in the Registration Statement under the heading "Investment Adviser - Conflicts".

          2. CODE OF ETHICS. The Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Trust. The Adviser shall adopted procedures reasonably designed to cause its Access Persons (as defined in the Adviser's Code of Ethics) to comply in all material respects with the Adviser's Code of Ethics, as in effect from time to time. Upon request, the Adviser shall provide the Trust with a (i) copy of the Adviser's current Code of Ethics, as in effect from time to time, and (ii) certification that it has adopted procedures reasonably designed to prevent Access Persons from engaging in any conduct prohibited by the Adviser's Code of Ethics. Annually, the Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Adviser's Code of Ethics to the Trust's Board. The Adviser shall respond to reasonable requests for information from the Trust as to violations of the Code by Access Persons and the sanctions imposed by the Adviser. The Adviser shall make reasonable efforts to notify the Trust of any material violation of the Code, whether or not such violation relates to a security held by the Fund.

          3. INFORMATION AND REPORTING. The Adviser shall provide the Trust and its officers with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Trust may from time to time reasonably request.

          (a) NOTIFICATION OF BREACH / COMPLIANCE REPORTS. The Adviser shall notify the Trust's chief compliance officer immediately upon detection of (i) any material failure to manage the Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Fund's or the Adviser's policies, guidelines or procedures. In addition, the Adviser shall provide a quarterly report regarding the Fund's compliance with its investment objectives and policies, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's policies, guidelines or procedures as applicable to the Adviser's obligations under this Agreement. The Adviser agrees to correct any such failure promptly and to take any action that the Board may reasonably request in connection with any such breach. The Adviser will promptly notify the Trust in the event (i) the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or (ii) an actual change in control of the Adviser resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

          (b) BOARD AND FILINGS INFORMATION. The Adviser will provide the Trust with any information reasonably requested regarding its management of the Fund required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, amended registration statement, proxy statement, or prospectus supplement to be filed by the Trust with the Commission after the date hereof ("Additional Disclosure Documents"). The Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its investment management services to the Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

          (c) TRANSACTION INFORMATION. The Adviser shall furnish to the Trust such information concerning portfolio transactions as may be necessary to enable the Trust or its designated agent to perform such compliance testing on the Fund and the Adviser's services as the Trust may, in its sole discretion, determine to be appropriate. The provision of such information by the Adviser to the Trust or its designated agent in no way relieves the Adviser of its own responsibilities under this Agreement.

4. BROKERAGE.

          (a) PRINCIPAL TRANSACTIONS. In connection with purchases or sales of securities for the account of the Fund, neither the Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by this Agreement or the 1940 Act.

          (b) PLACEMENT OF ORDERS. The Adviser shall arrange for the placing of all orders for the purchase and sale of securities for the Fund's account with brokers or dealers selected by the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek for the Fund the most favorable execution and net price available under the circumstances as set forth in the Fund's current Registration Statement. It is also understood that it is desirable for the Fund that the Adviser have access to brokerage and research services provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers, consistent with section 28(e) of the 1934 Act and any Commission staff interpretations thereof. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Adviser in connection with its or its affiliates' services to other clients.

          (c) AGGREGATED TRANSACTIONS. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Adviser, the Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Adviser will allocate securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

          (d) AFFILIATED BROKERS. The Adviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Fund, subject to: (a) the requirement that the Adviser seek to obtain best execution and price within the policy guidelines determined by the Board which are set forth in the Fund's current Registration Statement; (b) the provisions of the 1940 Act; (c) the provisions of the Advisers Act; (d) the provisions of the 1934 Act; and (e) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Fund for these services in addition to the Adviser's fees for services under this Agreement.

          5. CUSTODY; OTHER SERVICE PROVIDERS. Nothing in this Agreement shall permit or require the Adviser to take or receive physical possession of cash, securities or other investments of the Fund. The Adviser shall not be responsible for any act or omission of any third party including without limitation, any administrator, distributor, custodian or transfer agent for the Fund.

          6. ALLOCATION OF CHARGES AND EXPENSES. The Adviser will bear its own costs of providing services hereunder. Other than as specifically indicated in
Section 14(b), the Adviser shall not be responsible for the Fund's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS.

 (a) PROPERLY REGISTERED. The Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Adviser, there is no proceeding or investigation that is reasonably likely to result in the Adviser being prohibited from performing the services contemplated by this Agreement with the possible exception of the SEC
v. Citigroup Global Markets, Inc. ("CGMI"), 11-CV7387 (in CONNECTION WITH which AN APPLICATION FOR temporary AND PERMANENT exemptive relief FROM Section 9(A) of the Investment Company Act of 1940 HAS BEEN FILED WITH THE SEC AND IS EXPECTED TO BE GRANTED IF A FINAL JUDGMENT REQUIRING SUCH RELIEF IS ENTERED). The Adviser agrees to promptly notify the Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company. The Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

          (b) ADV DISCLOSURE. The Adviser has provided the Trust with a copy of its Form ADV Part I as most recently filed with the SEC and its current Part II and will, promptly after filing any amendment to its Form ADV with the SEC updating its Part II, furnish a copy of such amendments or updates to the Trust. The information contained in the Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          (c) FUND DISCLOSURE DOCUMENTS. The Adviser has reviewed the Registration Statement, summary prospectus, prospectus, statement of additional information filed with the Commission on [date] (the "Initial Disclosure Documents"), and will in the future review all Additional Disclosure Documents, all periodic reports to shareholders, and all advertising and sales material relating to the Fund (all such documents and material that have been reviewed and approved by the Adviser being collectively referred to as the "Supplemental Disclosure Material"). The Adviser represents and warrants that the Initial Covered Information do not contain any untrue statement of any material fact and do not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading and that any Supplemental Covered Information will not contain any untrue statement of any material fact and will not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading. As used herein, "Initial Covered Information" means information approved in writing by the Adviser expressly for use in the Initial Disclosure Documents that specifically describes the Adviser or any of its affiliates, the Index or the Adviser's investment program for the Fund; and "Supplemental Covered Information" means information approved in writing by the Adviser expressly for use in any Supplemental Disclosure Material that specifically describes the Adviser or any of its affiliates, the Index or the Adviser's investment program for the Fund.

          (d) USE OF THE CITI MARKS. The Adviser or its affiliate is the owner of the names and marks "Citi Market Pilot", CITI and Arc Logo, CITI, and Citigroup (the "CITI Marks"), and the Adviser has the right to use the CITI Marks in connection with its services to the Trust and that, subject to the terms set forth in Section 8 of this Agreement, the Trust shall have the right to use the CITI Marks in connection with the management, distribution and operation of the Fund. As of the date hereof, the Adviser is not aware of any threatened or existing actions, claims, litigation or proceedings that would adversely affect or prejudice the rights of the Adviser or the Trust to use the CITI Marks as provided herein.

           (e) INSURANCE. The Adviser maintains errors and omissions insurance coverage (which may include self-insurance) in an amount it deems appropriate and shall provide prior written notice to the Trust (i) of any failure to do so; or (ii) if any material claims is made on its insurance policies in connection with the services provided by the Adviser pursuant to this Agreement. Furthermore, the Adviser shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

          (f) NO DETRIMENTAL AGREEMENT. The Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would influence the decision of the Adviser with respect to its selection of securities for the Fund in accordance with the Goal, and that all selections shall be done in accordance with what is in the best interest of the Fund, having regard to the Goal.

          (g) CONFLICTS. The Adviser shall act honestly, in good faith and in the best interests of the Trust including requiring any of its personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund, consistent with its fiduciary duties under applicable law.

          (h) REPRESENTATIONS. The representations and warranties in this
Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a), whether or not specifically referenced in such report.

          8. THE CITI MARKS. Subject to the terms and conditions hereof, the Adviser hereby grants to the Trust, its relevant affiliates and service providers a perpetual (until closure of the Fund or such shorter time as provided herein), non transferable, non-assignable, non-sublicenseable license to use the name "Citi Market Pilot" (the "Name") solely as part of the name of the Fund, and the other CITI Marks solely in connection with the management, distribution and operation of the Fund. Such CITI Marks to be used (regardless of medium) in Trust/ Fund offering documents, reports, statements, materials, regulatory reports, archival records and/or other required documentation. The foregoing authorization by the Adviser to the Trust, to use the Name as part of the name of the Fund and to use the other CITI Marks is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the Name and the other CITI Marks; the Trust acknowledges and agrees that, as between the Trust and the Adviser, the Adviser has the right to use, and authorize others to use, the Name and the other CITI Marks. The Trust shall (1) only use the Name and the other CITI Marks in a manner approved in advance by the Adviser; (2) use its best efforts to seek to maintain the quality of the services offered using the Name and the other CITI Marks; and (3) adhere to such other specific quality control standards as the Adviser may from time to time promulgate. At the request of the Adviser, the Trust will (a) submit to Adviser representative samples of any materials using the Name or the other CITI Marks; (b) promptly phase out a particular use of the Name or any other CITI Mark previously approved by Adviser, and (c) change the name of the Fund and cease all use of the other CITI Marks on the date which is the earliest of (i) three months after its receipt of the Adviser's request, or such other shorter time period as may be required under the terms of a settlement agreement or court order, (ii) within 30 days of any termination of this Agreement pursuant to Section 12(a) or (iii) immediately upon termination of this Agreement pursuant to Section 12(b) or 12(c), so as to eliminate all reference to the Name and the other CITI Marks and will not thereafter use the Name in the name of, or any of the other CITI Marks in connection with, the Fund, or any name or mark confusingly similar thereto. The license granted by Adviser herein does not include the right to, and the Trust shall not, use or authorize the use of the Name or any other CITI Mark in any corporate name, trade name, or other entity name. The Trust shall use notices regarding the ownership and registration status of the CITI Marks in publicly distributed materials as reasonably requested by Adviser from time to time. The Trust acknowledges and agrees that the Adviser or its affiliate owns all right, title and interest in the Name and the other CITI Marks, and all use thereof hereunder shall inure to the benefit of Adviser or its applicable affiliate. Each of the Adviser and/or its Affiliates acknowledges that the Trust shall use the Name and other CITI Marks in accordance with the terms of the Agreement and that the Trust, its relevant affiliates and service providers will (as a result) also benefit from the permitted use thereof.

          9. ADVISER'S COMPENSATION. The Fund shall pay to the Adviser, as compensation for the Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by the Fund.

          The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's prospectus. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

          10. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the Fund, the Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

          11. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act); provided that such termination shall not relieve the Adviser of any liability incurred hereunder.

          This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

12. DURATION AND TERMINATION.

          This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 12(c) and unless terminated automatically as set forth in Section 11 hereof or until terminated as follows:

          (a) The Trust may cause this Agreement to terminate either (i) by vote of its Board or (ii) with respect to the Fund, upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

          (b) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Trust; or

          (c) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Trust or the Adviser, at a meeting called for the purpose of voting on such approval; or
(ii) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

          (d) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

          In the event of termination of this Agreement for any reason, the Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as otherwise required by any fiduciary duties of the Adviser under applicable law.

13. CERTAIN DEFINITIONS. For the purposes of this Agreement:

 (a) "Affirmative vote of a majority of the outstanding voting securities of the

Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

          (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

14. LIABILITY OF THE ADVISER AND THE TRUST.

          (a) The Adviser shall be liable to the Fund for any loss (including transaction costs) incurred by the Fund as a result of any investment made by the Adviser incontravention of: (i) any investment policy, guideline or restriction set forth in the Registration Statement or as approved by the Board from time to time in accordance with Section 1(a); or (ii) the 1940 Act (the investments described in this subsection (b) collectively are referred to as "Improper Investments").

          (b) The Adviser shall indemnify and hold harmless the Trust, each affiliated person of the Trust within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Trust within the meaning of Section 15 of the 1933 Act (any such person, a "Trust Indemnified Party") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon:
(i) a breach by the Adviser of the representations and warranties made by the Adviser in Section 7(c) of this Agreement; or (ii) any Improper Investment; provided, however, that nothing herein shall be deemed to protect any Trust Indemnified Party who is a Trustee or officer of the Trust against, or to indemnify any such Trust Indemnified Party from, any liability to the Trust or to its shareholders to which such Indemnified Party would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust.

          (c) To the fullest extent permitted by applicable law, none of the Adviser or its affiliates or any of its or their respective officers, directors, members, principals, shareholders, representatives, partners, managers, employees, agents or affiliates, nor any officers, directors, members, principals, shareholders, representatives, partners, managers, employees or agents of affiliates (each, an "Adviser Indemnified Party" and, together with each Trust Indemnified Party, an "Indemnified Party") shall be liable to the Trust or the Fund for any losses, claims, damages, liabilities or expenses arising from any act or omission performed or omitted by it in connection with this Agreement or the Fund's business or affairs except for any such losses, claims, damages, liabilities or expenses that result from such Adviser Indemnified Party's willful misfeasance, bad faith or gross negligence or reckless disregard of the Adviser's obligations and duties under this Agreement. Notwithstanding the foregoing provisions of this
Section 16(a), no provision of this Agreement shall constitute a waiver or limitation of the Trust's rights under the 1940 Act.

          (d) The Trust shall, to the fullest extent permitted by applicable law or regulation, indemnify and hold harmless each Indemnified Person against any losses, claims, damages, liabilities or expenses to which such Indemnified Person may become subject in connection with any matter arising out of or in connection with this Agreement or the Fund's business or affairs, except for any such loss, claim, damage, liability or expense that result from such Indemnified Person's willful misfeasance, bad faith or gross negligence or reckless disregard of the Adviser's obligations and duties under this Agreement or from any matter as to which any Trust Indemnified Party is entitled to indemnification under Section 12(b).

          15. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          16. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Trust's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Certificate of Trust and the Trust's Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

          17. CHANGE IN THE ADVISER'S OWNERSHIP. The Adviser agrees that it shall notify the Trust of any anticipated change in the ownership of the Adviser within a reasonable time prior to such change being effected.

          18. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of Commonwealth of Massachusetts and the Adviser consents to the jurisdiction of courts, both state or federal, in Massachusetts, with respect to any dispute under this Agreement.

          19. PARAGRAPH HEADINGS; SURVIVAL. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction. Sections 8,9 and 14 will survive the termination of this Agreement.

          20. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

                           THE ADVISORS' INNER CIRCLE FUND, on behalf of the Fund(s) listed on Schedule A

                           By: /s/ Michael Beattie
                           -----------------------
                           Name: Michael Beattie
                           Title: President

                           Citigroup First Investment Management Americas LLC

                           By: /s/ Patricia L. Hogan
                           -------------------------
                           Name: Patricia L. Hogan
                           Title: President

SCHEDULE A TO THE
INVESTMENT ADVISORY AGREEMENT DATED MAY 11, 2012 BETWEEN THE ADVISORS' INNER CIRCLE FUND AND
CITIGROUP FIRST INVESTMENT MANAGEMENT AMERICAS LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the Fund in accordance the following fee schedule:


FUND                                                                     RATE
Citi Market Pilot 2020 Fund .............................................0.85%
Citi Market Pilot 2030 Fund .............................................0.85%
Citi Market Pilot 2040 Fund .............................................0.85%


                                      A-1